Exhibit 10.31
2009 Partial Bonus Payments to Executive Officers
     As previously disclosed, on August 28, 2009, the Compensation Committee of the Board of Directors of Sunrise Senior Living, Inc. (the “Company”) approved partial payments to each of the Company’s current executive officers of 33% of their respective target 2009 annual bonus amounts. For additional information regarding these partial bonus payments, please refer to page 25 of the Company’s definitive proxy statement for its 2009 annual meeting of stockholders filed with the Securities and Exchange Commission on October 19, 2009.